UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) July 20, 2005
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                                ACTIVISION, INC.
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               (Exact Name of Registrant as Specified in Charter)

      Delaware                      0-12699                   95-4803544
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  (State or Other           (Commission File Number)        (IRS Employer
  Jurisdiction of                                         Identification No.)
  Incorporation)

        3100 Ocean Park Blvd., Santa Monica, CA                    90405
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        (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's telephone number, including area code (310) 255-2000
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                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     The Service Agreement between Combined Distribution (Holdings) Limited, a wholly owned subsidiary of Activision Publishing, Inc. ("CDH"), and Richard Steele contemplates a succession for senior management of CDH. In furtherance of the agreement, CDH and Mr. Steele have determined that Mr. Steele will begin to limit his direct involvement in the day-to-day operations of CDH and that those responsibilities will be assumed by other executives currently employed by CDH. The company and Mr. Steele have agreed that he will continue to participate in setting the strategic direction, participating in corporate governance and making certain executive level decisions for CDH. It is anticipated that Mr. Steele's annual salary will be reduced over time in the manner generally proportional to the reductions in the level of his direct involvement in day-to-day operations of CDH, as the parties will mutually agree.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005             ACTIVISION, INC.


                                By: /s/ Ronald Doornink
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                                    Name:   Ronald Doornink
                                    Title:  President